Exhibit 99.1
Lyft Announces Second Quarter Results
Q2 revenue of $990.7 million grew 13% quarter-over-quarter and 30% year-over-year
Q2 net loss of $377.2 million
Q2 Adjusted EBITDA of $79.1 million grew 232% year-over-year

SAN FRANCISCO, CA, August 4, 2022 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its second quarter ended June 30, 2022.

“We leaned in hard in Q2 and the team did fantastic work to drive strong results,” said Logan Green, co-founder and chief executive officer of Lyft. “We generated the highest Adjusted EBITDA in our company’s history and saw COVID highs for Active Riders, drivers and rides. It’s clear consumer transportation is a good long-term business with a massive addressable market.”

“Our Q2 Adjusted EBITDA outperformance reflects the swift and decisive actions we took during the quarter to drive additional growth and profits,” said Elaine Paul, chief financial officer of Lyft. “We are confident in our ability to continue navigating macroeconomic headwinds and deliver strong long-term business results.”

Second Quarter 2022 Financial Highlights
•Lyft reported Q2 revenue of $990.7 million versus $765.0 million in the second quarter of 2021, an increase of 30 percent year-over-year, and versus $875.6 million in the first quarter of 2022, an increase of 13 percent quarter-over-quarter.
•Net loss for Q2 2022 was $377.2 million versus a net loss of $251.9 million in the same period of 2021 and a net loss of $196.9 million in first quarter of 2022. Net loss for Q2 includes $179.1 million of stock-based compensation and related payroll tax expenses. Net loss margin for Q2 was 38.1 percent compared to 32.9 percent in the second quarter of 2021 and 22.5 percent in the first quarter of 2022.
•Adjusted net income for Q2 2022 was $46.4 million versus an Adjusted net loss of $18.0 million in the second quarter of 2021 and Adjusted net income of $24.6 million in the first quarter of 2022.
•Lyft reported Contribution for Q2 2022 of $590.5 million versus $452.0 million in the second quarter of 2021, an increase of 31 percent year-over-year, and versus $502.5 million in the first quarter of 2022, an increase of 18 percent quarter-over-quarter. Contribution Margin for Q2 2022 was 59.6 percent, exceeded the Company's outlook of 56.0 percent1.
•Adjusted EBITDA for Q2 2022 was $79.1 million, an improvement of $55.3 million compared to the second quarter of 2021 and an improvement of $24.3 million compared to the first quarter of 2022. Adjusted EBITDA for Q2 2022 also exceeded the Company's outlook2. Adjusted EBITDA margin for Q2 2022 was 8.0 percent versus the Adjusted EBITDA margins of 3.1 percent in the second quarter of 2021 and 6.3 percent in the first quarter of 2022.
•Lyft reported $1.8 billion of unrestricted cash, cash equivalents and short-term investments at the end of the second quarter of 2022.
1 Company outlook for Contribution Margin for the second quarter of 2022 as reported during the first quarter 2022 Financial Results Earnings Call on May 3, 2022.
2 Company outlook for Adjusted EBITDA for the second quarter of 2022 was between $10 million and $20 million as reported during the first quarter 2022 Financial Results Earnings Call on May 3, 2022.

	Active Riders			Revenue per Active Rider
	2022	2021	Growth Rate	2022	2021	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	17,804	13,494	31.9%	$49.18	$45.13	9.0%
Three Months Ended June 30	19,860	17,142	15.9%	$49.89	$44.63	11.8%
Three Months Ended September 30		18,942			$45.63
Three Months Ended December 31		18,728			$51.79

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including the effect of the COVID-19 pandemic and the timing of recovery, and the related impact on Lyft’s business, financial position and future growth and profitability, the size of Lyft’s addressable market, and current and anticipated adverse macroeconomic conditions. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the ongoing impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 that was filed with the SEC on April 29, 2022, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that was filed with the SEC on May 10, 2022, and in our

Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that will be filed with the SEC by August 9, 2022. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and net amount from claims ceded under the Reinsurance Agreement, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and net amount from claims ceded under the Reinsurance Agreement, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, net amount from claims ceded under the Reinsurance Agreement and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. Reconciliations of the non-GAAP equivalent are provided at the end of this release. Lyft defines free cash flow as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and scooter fleet.

Lyft records changes to historical liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Income (Loss), Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the changes to historical liabilities for insurance required by regulatory agencies from Adjusted Net Income (Loss), Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA amounts and Adjusted Net Income (Loss).

Losses ceded under the Reinsurance Agreement that exceed $271.5 million, but are below the aggregate limit of $434.5 million, result in the recognition of a deferred gain liability. The deferral of gains has a negative impact in the current period to cost of revenue as the losses on direct liabilities are not offset by gains from excess benefits under the Reinsurance Agreement. The amortization of these deferred gains provides a benefit to cost of revenue in current and future periods equal to the excess benefits received. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any related adverse development and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of the Reinsurance Agreement on future trends in Lyft’s operations, as they improve over the settlement period of any deferred gains. Additionally, net amounts recognized for claims ceded under the Reinsurance Agreement would represent changes to historical liabilities for insurance required by regulatory agencies. As stated above, we believe prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations or how the business is managed. This is because we have limited ability to influence the ultimate development of these historical claims, which can potentially date back years. Therefore, in the event that the net amount of any adverse developments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the “Net amount from claims ceded under the Reinsurance Agreement”. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.” As of June 30, 2022, we had $2.4 million of deferred gains related to losses ceded under the Reinsurance Agreement, which are included within accrued and other current liabilities on the consolidated balance sheets.

During the second quarter of 2022, we completed a transaction which effectively commuted and settled the Reinsurance Agreement. The commutation transaction resulted in a $36.8 million gain recorded to cost of revenue on the condensed consolidated statement of operations. We believe the adjustment to exclude this gain associated with the commutation of the Reinsurance Agreement from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts. The gain associated with this commutation transaction, which commuted and settled the Reinsurance Agreement, will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the "Net amount from claims ceded under the Reinsurance Agreement."

On July 13, 2021, Lyft completed a transaction with Woven Planet Holdings, Inc. (“Woven Planet”) for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of this transaction, Lyft recognized a pre-tax gain of $119.3 million within other income, net on the condensed consolidated statement of operations in the quarter ended September 30, 2021. Lyft believes this gain does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this gain from Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Income (Loss) amounts. This gain is excluded through the exclusion of other income, net from Adjusted EBITDA.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to the third quarter of 2021. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes. Free cash flow is a measure used by our management to understand and evaluate our operating performance and trends. We believe free cash flow is a useful indicator of liquidity that provides our management with information about our ability to generate or use cash to enhance the strength of our balance sheet, further invest in our business and pursue potential strategic initiatives. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments and it does not represent the total increase or decrease in our cash balance for a given period. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$239,299	$457,325
Short-term investments	1,567,749	1,796,533
Prepaid expenses and other current assets	652,435	522,212
Total current assets	2,459,483	2,776,070
Restricted cash and cash equivalents	102,099	73,205
Restricted investments	1,090,835	1,044,855
Other investments	155,677	80,411
Property and equipment, net	381,575	298,195
Operating lease right-of-use assets	201,215	223,412
Intangible assets, net	89,177	50,765
Goodwill	262,214	180,516
Other assets	15,259	46,455
Total assets	$4,757,534	$4,773,884
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$99,958	$129,542
Insurance reserves	1,234,903	1,068,628
Accrued and other current liabilities	1,348,359	1,264,426
Operating lease liabilities — current	48,651	53,765
Total current liabilities	2,731,871	2,516,361
Operating lease liabilities	188,993	210,232
Long-term debt, net of current portion	807,994	655,173
Other liabilities	61,409	50,905
Total liabilities	3,790,267	3,432,671
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of June 30, 2022 and December 31, 2021; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of June 30, 2022 and December 31, 2021; 344,128,277 and 336,335,594 Class A shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; 100,000,000 Class B shares authorized as of June 30, 2022 and December 31, 2021; 8,602,629 Class B shares issued and outstanding as of June 30, 2022 and December 31, 2021.	4	3
Additional paid-in capital	9,908,512	9,706,293
Accumulated other comprehensive income (loss)	(10,988)	(2,511)
Accumulated deficit	(8,930,261)	(8,362,572)
Total stockholders’ equity	967,267	1,341,213
Total liabilities and stockholders’ equity	$4,757,534	$4,773,884

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$990,748	$765,025	$1,866,323	$1,373,985
Costs and expenses
Cost of revenue	650,356	346,890	1,090,650	758,929
Operations and support	105,314	93,765	203,914	182,696
Research and development	201,768	252,039	394,522	490,257
Sales and marketing	140,754	99,927	267,083	178,547
General and administrative	265,731	212,522	482,672	420,116
Total costs and expenses	1,363,923	1,005,143	2,438,841	2,030,545
Loss from operations	(373,175)	(240,118)	(572,518)	(656,560)
Interest expense	(4,960)	(12,849)	(9,509)	(25,417)
Other income, net	953	1,741	10,716	5,346
Loss before income taxes	(377,182)	(251,226)	(571,311)	(676,631)
Provision for income taxes	64	692	2,867	2,626
Net loss	$(377,246)	$(251,918)	$(574,178)	$(679,257)
Net loss per share, basic and diluted	$(1.08)	$(0.76)	$(1.65)	$(2.06)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	350,526	332,101	348,553	329,149
Stock-based compensation included in costs and expenses:
Cost of revenue	$10,085	$10,176	$20,007	$18,626
Operations and support	6,306	7,155	11,896	12,043
Research and development	91,148	117,868	171,913	213,458
Sales and marketing	12,008	10,504	22,580	18,467
General and administrative	57,097	55,298	103,991	102,636

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(574,178)	$(679,257)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	60,907	69,005
Stock-based compensation	330,387	365,230
Amortization of premium on marketable securities	1,908	2,379
Accretion of discount on marketable securities	(3,727)	(636)
Amortization of debt discount and issuance costs	1,347	17,239
(Gain) loss on sale and disposal of assets, net	(31,866)	1,199
Other	313	2,531
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(124,520)	(12,568)
Operating lease right-of-use assets	27,113	30,560
Accounts payable	(35,783)	(4,723)
Insurance reserves	166,275	48,764
Accrued and other liabilities	33,547	71,925
Lease liabilities	(29,254)	(28,680)
Net cash used in operating activities	(177,531)	(117,032)
Cash flows from investing activities
Purchases of marketable securities	(1,262,318)	(1,727,258)
Purchases of term deposits	(10,046)	(276,506)
Proceeds from sales of marketable securities	357,788	81,951
Proceeds from maturities of marketable securities	713,593	1,959,058
Proceeds from maturities of term deposits	380,046	312,506
Purchases of property and equipment and scooter fleet	(53,310)	(20,514)
Cash paid for acquisitions, net of cash acquired	(146,334)	3
Sales of property and equipment	43,704	14,504
Other	—	(2,000)
Net cash provided by (used in) investing activities	23,123	341,744
Cash flows from financing activities
Repayment of loans	(26,680)	(19,990)
Proceeds from exercise of stock options and other common stock issuances	12,349	20,392
Taxes paid related to net share settlement of equity awards	(3,549)	(15,743)
Principal payments on finance lease obligations	(15,728)	(18,656)
Net cash used in financing activities	(33,608)	(33,997)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(121)	25
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(188,137)	190,740
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	531,193	438,485
End of period	$343,056	$629,225

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$239,299	$484,181
Restricted cash and cash equivalents	102,099	144,567
Restricted cash, included in prepaid expenses and other current assets	1,658	477
Total cash, cash equivalents and restricted cash and cash equivalents	$343,056	$629,225
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$77,634	$55,996
Contingent consideration	14,100	—
Right-of-use assets acquired under finance leases	8,916	15,129
Right-of-use assets acquired under operating leases	327	5,800
Remeasurement of finance and operating lease right of use assets for lease modification	225	(3,812)

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Contribution

Revenue	$990.7	$875.6	$765.0
Less cost of revenue	(650.4)	(440.3)	(346.9)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	1.2	1.2	3.2
Stock-based compensation expense	10.1	9.9	10.2
Payroll tax expense related to stock-based compensation	0.2	0.8	0.3
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	275.4	—	—
Net amount from claims ceded under the Reinsurance Agreement(1)(2)	(36.8)	55.3	—
Transactions related to certain legacy auto insurance liabilities	—	—	20.2
Contribution	$590.5	$502.5	$452.0
Contribution Margin	59.6%	57.4%	59.1%
_______________
(1) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(2) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Adjusted EBITDA

Net loss	$(377.2)	$(196.9)	$(251.9)
Adjusted to exclude the following:
Interest expense(1)	5.2	4.7	13.1
Other income, net	(1.0)	(9.8)	(1.7)
Provision for (benefit from) income taxes	0.1	2.8	0.7
Depreciation and amortization	29.1	31.8	34.5
Stock-based compensation	176.6	153.7	201.0
Payroll tax expense related to stock-based compensation	2.5	9.5	6.8
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	275.4	—	—
Net amount from claims ceded under the Reinsurance Agreement(2)(3)	(36.8)	55.3	—
Sublease income(4)	3.8	3.7	—
Costs related to acquisitions and divestitures(5)	1.4	—	0.9
Transactions related to certain legacy auto insurance liabilities	—	—	20.4
Adjusted EBITDA	$79.1	$54.8	$23.8
Adjusted EBITDA Margin	8.0%	6.3%	3.1%
_______________

(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.2 million, $0.2 million and $0.3 million related to the interest component of vehicle related finance leases in the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(2) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(3) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(4) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(5) Includes third-party costs incurred related to our acquisition of PBSC Urban Solutions (“PBSC”), which closed on May 17, 2022 and our transaction with Woven Planet, which closed on July 13, 2021.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Adjusted Net Income (Loss)

Net Loss	$(377.2)	$(196.9)	$(251.9)
Adjusted for the following:
Amortization of intangible assets	4.5	3.1	4.8
Stock-based compensation expense	176.6	153.7	201.0
Payroll tax expense related to stock-based compensation	2.5	9.5	6.8
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	275.4	—	—
Net amount from claims ceded under the Reinsurance Agreement(1)(2)	(36.8)	55.3	—
Costs related to acquisitions and divestitures(3)	1.4	—	0.9
Transactions related to certain legacy auto insurance liabilities	—	—	20.4
Adjusted Net Income (Loss)	$46.4	$24.6	$(18.0)
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(1) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(2) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(3) Includes third-party costs incurred related to our acquisition of PBSC, which closed on May 17, 2022 and our transaction with Woven Planet, which closed on July 13, 2021.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.